Exhibit 5.1

May 29, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am Vice President, Senior Deputy General Counsel and Secretary of Computer Sciences Corporation, a Nevada corporation (the “Company”). In that capacity, I have acted as counsel to the Company in connection with the preparation and filing of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the purposes of registering 11,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) to be issued in accordance with the terms of the Company’s 2011 Omnibus Incentive Plan (the “Plan”).

In rendering the opinions set forth herein, I have examined the Registration Statement, the Plan and such corporate records, documents, and certificates of public officials and of officers of the Company as I have deemed relevant and necessary for the purpose of rendering this opinion. I have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

On the basis of the foregoing, and subject to the limitations and qualifications set forth herein, I am of the opinion that the shares of Common Stock, when issued by the Company in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

I am admitted to the practice of law in the Commonwealth of Virginia, State of Connecticut and the District of Columbia.  I call to your attention that I am not admitted to the practice of law in the State of Nevada; however, I am generally familiar with the General Corporation Law of the State of Nevada and have made such inquiries as I consider necessary to render the opinions expressed herein.

The opinions set forth above are limited in all respects to matters of the Nevada Corporations Law.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name under the caption “Interests of Named Experts and Counsel” in the Registration Statement.

Sincerely,

/s/ M. Louise Turilli
M. Louise Turilli